EXHIBIT A





FOR RELEASE 6:00 P.M. JULY 23, 1998

VALLEY FINANCIAL CORPORATION
36 Church Avenue, S.W.
Roanoke, Virginia 24011

For Further Information Contact:

Ellis L. Gutshall, President and Chief Executive Officer
A. Wayne Lewis, Executive Vice President and Chief Operating Officer
(540) 342-2265



            VALLEY FINANCIAL CORPORATION EARNINGS UP SIGNIFICANTLY

ROANOKE, VIRGINIA. July 23, 1998 -- Roanoke-based Valley Financial Corporation announced today its consolidated financial results. For the six months ended June 30, 1998, Valley Financial reported operating earnings of $368,000 or $.38 per share compared with $129,000 or $.13 per share for the first half of 1997, a 185% increase. Net income after provision for income taxes of $108,000 was $260,000 or $.27 per share for the first six months of 1998, a 102% increase over the net income of $129,000 or $.13 per share reported for the same period in 1997 when the Company was not in a tax-paying position. The Company's return on average total assets was 0.64% for 1998's first half, and its return on average shareholders' equity was 6.26%. These profitability ratios represent significant increases from the 0.45% and 3.53%, respectively, reported for the six months ended June 30, 1997.



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For the three months ended June 30, 1998, Valley Financial reported operating earnings of $175,000 or $.18 per share compared with $102,000 or $.11 per share for the second quarter of 1997, a 72% increase. Net income after provision for income taxes of $45,000 was $130,000 or $.13 per share for the second quarter of 1998, a 28% increase over the net income of $102,000 or $.11 per share reported in the second quarter of 1997 when the Company was not in a tax-paying position. The Company's return on average total assets was 0.60% for 1998's second quarter, and its return on average shareholders' equity was 6.16%.

At June 30, the Company's total assets were $90,386,000, total deposits were $72,553,000, total loans stood at $60,742,000 and total shareholders' equity was $8,497,000. Compared with June 30, 1997, the Company experienced increases of $26,694,000 or 42% in total assets, $17,585,000 or 32% in total deposits and $19,177,000 or 46% in total loans over the twelve-month period. With capital at June 30, 1998 representing over 9% of total assets, the Company easily exceeds the regulatory minimum to be considered "well capitalized."


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Valley Financial Corporation is the holding company for Valley Bank, which opened for business May 15, 1995 and engages in a general commercial and retail banking business in the Roanoke Valley, emphasizing the needs of small businesses, professional concerns and individuals. Valley Bank operates from three full-service offices at 36 Church Avenue, SW and 2203 Crystal Spring Avenue, SW in Roanoke City, and 4467 Starkey Road, SW in Roanoke County. Additionally, it recently opened a loan production office at 302 East Main Street in the City of Salem and announced plans to open a full service branch at 8 East Main Street in Salem.

The Common Stock of Valley Financial Corporation is traded over the counter under the symbol VYFC, and is quoted on the OTC Bulletin Board, an electronic quotation and trade reporting service of the National Association of Securities Dealers.

                                     - END -


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                          VALLEY FINANCIAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                   (UNAUDITED)
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

                                                                             JUNE 30       DECEMBER 31        JUNE 30
                                                                               1998            1997             1997
                                                                           -------------   --------------   -------------
                                                                                 (IN THOUSANDS, EXCEPT SHARE DATA)
     ASSETS
     Cash and due from banks                                                      $3,234           $3,324          $1,722
     Money market investments                                                         8             1,473             869
     Securities
     available-for-sale                                                           24,499           21,144          17,773

     Loans                                                                        60,742           46,647          41,565
          Less allowance for loan losses and unearned
     fees                                                                         (631)            (497)           (448)
                                                                                  -----            -----           -----
                 Total net
                 loans                                                            60,111           46,150          41,117

     Premises and equipment                                                        1,283            1,315           1,388
     Organizational costs                                                            107              134             164
     Other
     assets                                                                        1,144            1,137             659
                                                                                   ------           ------            ---
                 Total assets                                                    $90,386          $74,677         $63,692

     LIABILITIES AND SHAREHOLDERS' EQUITY
     Non-interest bearing demand deposits                                         $8,251           $7,956          $5,104
     Interest bearing demand, savings & money maket
      deposits                                                                    21,010           19,048          13,295
     Time deposits greater than $100,000                                           7,074            6,481           5,580
     Other
     deposits                                                                     36,218           32,103          30,989
                                                                                  -------          -------         ------
                 Total
                 deposits                                                         72,553           65,588          54,968

     Short term borrowings                                                         3,479               0              318
     Federal Home Loan Bank advances                                               5,000               0               0
     Other
     liabilities                                                                     857              810             939
                                                                                    ----             ----            ---
                 Total
                 liabilities                                                      81,889           66,398          56,225
                                                                                 -------          -------         ------

     Preferred stock, no par value.  Authorized
      10,000,000 shares; none issued and  outstanding
     Common stock, no par value. Authorized
      10,000,000 shares; issued and outstanding 964,040 at September
      30, 1997 and December 31,  1996                                              9,089            9,089           9,089
     Accumulated deficit                                                            (606)            (866)         (1,620)
     Unrealized gains (losses) on securities
      available-for-sale,  net of deferred tax expense (benefit)                      14               56              (2)
                                                                                     ---              ---             ---
                 Total shareholders'
                 equity                                                            8,497            8,279           7,467
                                                                                  ------           ------          -----

                 Total liabilities and shareholders'
                 equity                                                          $90,386          $74,677         $63,692

     BALANCE SHEET RATIOS:
     Nonperforming loans/total loans                                                0.00%            0.00%           0.00%
     Loans past due > 90 days/total loans                                           0.00%            0.00%           0.00%
     Allowance for loan losses/loans, net                                           0.98%            0.99%           1.00%
     Book value per share                                                          $8.81            $8.59           $7.75

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